Exhibit 20

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4 to

SCHEDULE 13D

(Rule 13d-101)

Information to be included in statements filed pursuant to

 Rule 13d-1(a) and amendments thereto filed

pursuant to Rule 13d-2(a).

Telecom Italia S.p.A.

(Name of Issuer) Ordinary Shares, Lit. 1,000 Par Value
(Title of Class of Securities) 87927W10
(CUSIP Number)
Richard C. Morrissey, Esq. Sullivan & Cromwell St. Olave’s House 9a Ironmonger Lane London EC2V 8EY (44 171 710 6500)
(Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications) November 3, 2000
(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(e), 13d-1(f) or 13d-1(g), check the following box [ ].

The information required on the remainder of this cover page shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 (the “Act”) or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act.

(continued on following pages)

SCHEDULE 13D

CUSIP No. 87927W10		Page 2 of 11 Pages

1		NAMES OF REPORTING PERSONS I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS Olivetti S.p.A.
2		CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP* (a) [X] (b) [ ]
3		SEC USE ONLY
4		SOURCE OF FUNDS WC, OO
5		CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) OR 2(e) [ ]
6		CITIZENSHIP OR PLACE OF ORGANIZATION Italy
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 0
	8	SHARED VOTING POWER 2,726,134,682
	9	SOLE DISPOSITIVE POWER 0
	10	SHARED DISPOSITIVE POWER 2,726,134,682
11		AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 2,726,134,682
12		CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES [ ]
13		PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 51.8%
14		TYPE OF REPORTING PERSON HC, CO

SCHEDULE 13D

CUSIP No. 87927W10		Page 3 of 11 Pages

1		NAMES OF REPORTING PERSONS I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS Tecnost S.p.A.
2		CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (a) [X] (b) [ ]
3		SEC USE ONLY
4		SOURCE OF FUNDS WC, OO
5		CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) OR 2(e) [ ]
6		CITIZENSHIP OR PLACE OF ORGANIZATION Italy
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 0
	8	SHARED VOTING POWER 2,726,134,682
	9	SOLE DISPOSITIVE POWER 0
	10	SHARED DISPOSITIVE POWER 2,726,134,682
11		AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 2,726,134,682
12		CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES [ ]
13		PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 51.8%
14		TYPE OF REPORTING PERSON HC, CO

CUSIP No. 87927W10	Page 4 of 11 Pages

This Amendment No. 4 ("Amendment No. 4") amends and supplements the Schedule 13D of Olivetti S.p.A., a company incorporated under the laws of the Republic of Italy ("Olivetti"), and Tecnost S.p.A., a company incorporated under the laws of the Republic of Italy ("Tecnost"), jointly filed with the U.S. Securities and Exchange Commission on June 4, 1999, as amended by Amendment No. 1 thereto filed on October 4, 1999, Amendment No. 2 thereto filed on November 3, 1999 and Amendment No. 3 thereto filed on December 28, 1999 (together, the "Schedule 13D"), with respect to the ordinary shares of Telecom Italia S.p.A. ("Telecom Italia") beneficially owned by them.

ITEM 3

SOURCES AND AMOUNT OF FUNDS OR OTHER CONSIDERATION

Item 3 of the Schedule 13D is hereby amended and supplemented by adding the following paragraphs at the end thereof:

The transactions referred to in Item 5(c) hereof and Annex A hereto have primarily consisted of dispositions of ordinary shares of Telecom Italia by Tecnost.  Tecnost has used part of the proceeds from such dispositions to repay partially the debt owed to Tecnost International N.V., a wholly owned subsidiary of Tecnost incorporated under the laws of the Netherlands (“Tecnost International”).  Tecnost International has in turn used part of the funds so received from Tecnost to make the acquisitions of ordinary shares of Telecom Italia referred to in Item 5(c) hereof and Annex A hereto.  In addition, as set forth in more detail in Annex A hereto, on October 20, 2000, Olivetti International S.A., a wholly owned subsidiary of Olivetti incorporated under the laws of the Grand Duchy of Luxembourg (“Olivetti International”), acquired 1,000,000 ordinary shares of Telecom Italia by using available cash.

ITEM 4

PURPOSE OF THE TRANSACTION

Item 4 of the Schedule 13D is hereby amended and supplemented by adding the following paragraphs at the end thereof:

The Exchangeable Bond Offering

On November 3, 2000, Tecnost International N.V., a public limited liability company incorporated under the laws of The Netherlands (“Tecnost International”) offered EUR 2,500,000,000 1.00 per cent. Guaranteed Exchangeable Bonds due 2005 (the “Bonds”) in an international offering (the “Offering”): (i) outside the United States in reliance on Regulation S  (“Regulation S”) under the United States Securities Act of 1933 (the “Securities Act”) (such Bonds herein “Unrestricted Bonds”); and (ii) in the United States to qualified institutional buyers, as defined in and in reliance on Rule 144A (“Rule 144A”) under the Securities Act, that are also qualified purchasers within the meaning of Section 3(c)(7) of the United States Investment Company Act of 1940 (such Bonds herein “Restricted Bonds”).  The Bonds have not been and will not be registered under the Securities Act.  Each holder of Bonds (“Bondholder”) who is not a U.S. person (as defined in Regulation S) shall have the right, subject as provided herein, to have all or any of his Bonds redeemed at their principal amount and, upon such redemption, to have that amount applied on his behalf in acquiring a pro rata share of the exchange property, subject to the right of Tecnost International to purchase the Bonds for the cash value of the relevant Bondholder’s pro rata share of the exchange property.  In the case of a Bondholder who is a U.S. person exercising exchange rights, subject to certain conditions, Tecnost International shall be obliged to purchase the Bonds for the cash value of the relevant Bondholder’s pro rata share of the exchange property.  The issue price per Bond is 100 per cent. of the principal amount of the Bonds.

CUSIP No. 87927W10	Page 5 of 11 Pages

At November 3, 2000 (the “Closing Date”), the exchange property comprised 161,983,500 existing fully paid ordinary shares, currently of Lit. 1,000 par value each, of Telecom Italia.  On exercise of exchange rights, holders of Bonds shall be entitled, subject to certain conditions, to have their Bonds redeemed by means of the procurement by Tecnost International of the delivery or transfer to or to the order of each relevant Bondholder of a pro rata share of the exchange property as of the exchange date which pro rata share shall initially entitle a Bondholder to receive 64.7934 ordinary shares in respect of each EUR 1,000 principal amount of Bonds delivered for exchange.

Exchange rights are not exercisable in respect of any specific ordinary shares and no ordinary shares have been charged or otherwise placed in custody or set aside to secure or satisfy the obligation of Tecnost International in respect of the exchange rights.  At any time Tecnost International may or may not be the owner of the whole or any part of the exchange property and is not under any obligation to hold any ordinary shares and/or other ordinary shares and may sell or otherwise dispose of the same at any time.  The composition of the exchange property may also change as a result of the operation of the provisions of the terms and conditions of the Bonds.

Tecnost and Olivetti have jointly and severally guaranteed, on an unconditional and irrevocable basis, the due and punctual payment of all amounts at any time becoming due and payable in respect of the Bonds and the performance of all other obligations expressed to be assumed by Tecnost International in the Bonds.

Tecnost International intends to use the proceeds of the Bonds to repurchase from time to time in the market, at the then-prevailing prices, its long-term debt.  Pending such purchases, it will on-lend the proceeds to affiliates.

Exhibits 10, 11 and 12 hereto are incorporated by reference herein to provide additional information on the offering  of the Bonds.

Securities forming part of the Offering may not be offered or sold in the United States of America or any other countries in which securities may not be offered absent registration or an exemption from registration.  The Bonds and the ordinary shares of Telecom Italia that may be exchanged therefor have not been and will not be registered under the Securities Act and may not be offered, sold or delivered, directly or indirectly, in the United States (as defined by Regulation S) or to U.S. Persons (as defined by Regulation S).  This material does not constitute an offer for such securities.

Certain Other Transactions

Olivetti and Tecnost believe that: (i)  the purchases of ordinary shares of Telecom Italia referred to in Item 5(c) hereof and described in Annex A hereto represent an enhancement of their previous investment in Telecom Italia as well as an attractive allocation of capital in pursuing their corporate objectives as described in the Schedule 13D; (ii) the dispositions of ordinary shares of Telecom Italia referred to in Item 5(c) hereof and described in Annex A hereto have been made as part of their investment management activities; and (iii) such acquisitions and dispositions may continue to be made from time to time for the purposes set forth under (i) and (ii) above.

CUSIP No. 87927W10	Page 6 of 11 Pages

The Olivetti-Tecnost Merger

On October 4, 2000, meetings of the shareholders of Olivetti and Tecnost voted to approve a merger of Tecnost with Olivetti.  Olivetti and Tecnost expect that the merger will be completed by December 31, 2000, following the completion of certain formalities prescribed by Italian law, although no assurances can be given that the merger will be finalized by that date.  Upon the consummation of the merger, Tecnost will cease to exist (as well as its selling obligations under this Schedule 13D) and Olivetti will directly hold Tecnost’s shares in Telecom Italia.

All actions that have taken place and will take place in relation to the proposed merger between Olivetti and Tecnost have taken place and will take place outside the United States and none of the related documentation has been sent and will be sent into, directly or indirectly (by use of the mails of, or by any means or instrumentality of interstate of foreign commerce of, or any facilities of a national securities exchange of), the United States or any other country in which it may not be made absent authorization of the relevant authorities (collectively the “Other Countries”).  This includes, but is not limited to, facsimile transmission, electronic mail, telex, telephone and the Internet.  Accordingly, copies of any related offering documents have not been, and must not be, mailed or otherwise transmitted or distributed in or into the United States of America or the Other Countries.

Any purported acceptance of documentation in the United States or any vote for the proposed merger resulting directly or indirectly from a violation of these restrictions will be invalid.  No vote money, securities or other consideration is being solicited in the United States and if sent in response by a resident of the United States of America or of the Other Countries, will not be accepted.

Securities may not be offered or sold in the United States or the Other Countries absent registration or an exemption from registration.  The Olivetti securities to be issued pursuant to the proposed merger have not been and will not be registered under the Securities Act and may not be offered, sold or delivered, directly or indirectly, in the United States of America.  This material does not constitute an offer for such securities.

ITEM 5

INTEREST IN SECURITIES OF THE ISSUER

Item 5 of the Schedule 13D is hereby amended and supplemented by adding the following paragraphs:

(a) and (b)

See Items 11 and 13 on pages 2 and 3 of this Amendment No. 4.

(c)

In the period between December 28, 1999, and the date hereof, Tecnost, directly or through Tecnost International, and Olivetti, through Olivetti International, have from time to time entered into transactions relating to the acquisition or disposition of ordinary shares of Telecom Italia.  For further details regarding the purchaser, the seller, the date of acquisition or disposition, the aggregate number of shares purchased or sold, the average price paid or received per share and the aggregate consideration paid or received by date, see Annex A attached hereto.

CUSIP No. 87927W10	Page 7 of 11 Pages

ITEM 6.

CONTRACTS, ARRANGEMENTS, UNDERSTANDINGS OR RELATIONSHIPS WITH RESPECT TO SECURITIES OF THE ISSUER

Item 6 of the Schedule 13D is hereby amended and supplemented by incorporation by reference of Exhibits 10, 11 and 12 hereto.

ITEM 7.

MATERIALS TO BE FILED AS EXHIBITS.

Item 7 of the Schedule 13D is hereby amended and supplemented by adding the following immediately at the end thereof:

Exhibit 10.

Subscription Agreement relating to 2,500,000,000 principal amount of 1.00 per cent. Guaranteed Bonds due 2005 exchangeable into ordinary shares of Telecom Italia S.p.A. by and between Tecnost International N.V., Tecnost S.p.A., Olivetti S.p.A., on the one hand, and Lehman Brothers International (Europe), Merrill Lynch International, Mediobanca-Banca di Credito Finanziario S.p.A. and Others, on the other hand, dated October 31, 2000.

Exhibit 11.

Trust Deed relating to Tecnost International N.V. EUR 2,500,000,000 1.00 per cent. Guaranteed Exchangeable Bonds due 2005 guaranteed by Tecnost S.p.A. and Olivetti S.p.A. exchangeable into Ordinary Shares of Telecom Italia S.p.A. by and between Tecnost International N.V., Tecnost S.p.A. and Olivetti S.p.A., on the one hand, and Chase Manhattan Trustees Limited, on the other hand, dated October 31, 2000.

Exhibit 12.

Deposit and Custody Agreement, dated as of November 3, 2000, among The Bank of New York, as bond depositary thereunder, The Bank of New York, as bond custodian, Tecnost International N.V., Olivetti S.p.A., Tecnost S.p.A., and the American Depositary Bond Holder and beneficial owners from time to time of the American Depositary Bonds issued thereunder in respect of the ADB Rule 144A Restricted Global Bond Certificate, representing 2,500,000,000 1 per cent. Guaranteed Exchangeable Bonds Due 2005.

CUSIP No. 87927W10	Page 8 of 11 Pages

SIGNATURE

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

November 13, 2000

OLIVETTI S.p.A.

By:  /s/ Enrico Grigliatti

        Name:

Enrico Grigliatti

        Title:

Corporate Secretary

TECNOST S.p.A.

By:  /s/ Demetrio Mauro

        Name:

Demetrio Mauro

        Title:

Chief Financial Officer

				ANNEX A
			Average price Paid/ Received per Share	Aggregate Consideration
		Number of Shares		Paid/Received By Purchaser/Seller
Purchaser/Seller	Date of Transaction	Purchased/(Sold)	(Excluding Commissions)*	(Including Commissions)*

Tecnost	11-Feb-00	1,275,000	19.46259	24,814,797.50
Tecnost	22-May-00	(292,750)	13.60087	(3,978,669.97)
Tecnost	23-May-00	(997,250)	13.52638	(13,479,070.21)
Tecnost	24-May-00	(176,750)	13.40095	(2,366,832.19)
Tecnost	25-May-00	(13,690,250)	13.69752	(187,381,761.76)
Tecnost	26-May-00	(4,147,000)	14.10458	(58,447,804.52)
Tecnost	29-May-00	(1,143,000)	14.80426	(16,908,582.33)
Tecnost	30-May-00	(3,129,750)	14.92993	(46,691,949.70)
Tecnost	31-May-00	(1,959,750)	14.94592	(29,268,314.71)
Tecnost	1-Jun-00	(437,000)	14.86673	(6,491,868.10)
Tecnost	2-Jun-00	(475,000)	15.16765	(7,199,225.43)
Tecnost	6-Jun-00	(105,750)	15.41527	(1,628,938.30)
Tecnost	7-Jun-00	(140,000)	15.20821	(2,127,554.00)
Tecnost	8-Jun-00	(2,819,500)	15.44493	(43,514,338.59)
Tecnost	9-Jun-00	(861,250)	15.41365	(13,265,028.42)
Tecnost	12-Jun-00	(1,236,750)	15.43813	(19,078,759.17)
Tecnost	13-Jun-00	(557,250)	15.40757	(8,579,403.40)
Tecnost	14-Jun-00	(310,000)	15.52097	(4,807,896.99)

		(31,204,000)	14.92005	(465,215,998)

*All amounts quoted are in Euro
Purchaser/Seller	Date of Transaction	Number of Shares Purchased/(Sold)	Average Price Paid/ Received per Share (Excluding Commissions)*	Aggregate Consideration Paid/Received By Purchaser/Seller (Including Commissions)*

Tecnost International N.V.	11-Feb-00	2,500,000	19.50590	48,837,897.13
Tecnost International N.V.	19-May-00	(1,500,000)	13.00000	(19,500,000.00)
Tecnost International N.V.	16-Jun-00	(11,500,000)	15.00000	(172,500,000.00)
Tecnost International N.V.	16-Jun-00	1,563,300	15.35900	24,010,724.70
Tecnost International N.V.	22-Aug-00	857,750	13.17798	11,311,894.57
Tecnost International N.V.	23-Aug-00	850,000	12.90989	10,981,626.74
Tecnost International N.V.	24-Aug-00	(286,250)	13.27325	(3,796,605.00)
Tecnost International N.V.	25-Aug-00	(1,421,500)	13.67353	(19,422,362.52)
Tecnost International N.V.	30-Aug-00	500,000	13.55986	6,785,022.57
Tecnost International N.V.	31-Aug-00	20,000	13.41000	268,402.01
Tecnost International N.V.	31-Aug-00	(520,000)	13.79096	(7,165,924.80)
Tecnost International N.V.	11-Sep-00	584,500	13.54956	7,925,656.11
Tecnost International N.V.	13-Sep-00	533,250	13.22113	7,055,448.54
Tecnost International N.V.	18-Sep-00	328,500	13.00240	4,277,695.33
Tecnost International N.V.	19-Sep-00	785,750	12.95081	10,183,721.95
Tecnost International N.V.	20-Sep-00	1,750,000	12.58903	22,047,290.01
Tecnost International N.V.	21-Sep-00	2,747,750	12.26984	33,739,721.80
Tecnost International N.V.	26-Sep-00	896,750	12.60731	11,314,083.22
Tecnost International N.V.	27-Sep-00	613,000	12.46823	7,648,753.84
Tecnost International N.V.	28-Sep-00	27,405,250	12.41333	340,445,460.27
Tecnost International N.V.	6-Oct-00	2,761,500	12.21995	33,770,752.96
Tecnost International N.V.	11-Oct-00	993,750	11.92390	11,858,283.06
Tecnost International N.V.	13-Oct-00	2,615,500	11.95003	31,278,763.37
Tecnost International N.V.	14-Oct-00	(1,117,750)	13.46437	(15,038,505.10)
Tecnost International N.V.	2-Nov-00	(1,500,000)	13.66908	20,488,233.36
Tecnost International N.V.	3-Nov-00	(785,000)	13.81115	10,833,609.43
Tecnost International N.V.	6-Nov-00	(1,750,000)	14.01566	(24,509,002.93)

		27,926,050	11.81412	330,486,955

Olivetti International S.A.	20-Oct-00	1,000,000	12.75000	12,750,000.00

		1,000,000	12.75000	12,750,000.00

	TOTAL	(2,277,950)	13.44148	(10,317,351)

*All amounts quoted are in Euro